Exhibit 99.1

Patricia Higgins Joins CoreSite Realty Corporation’s Board of Directors

Denver, CO – August 26, 2020 – CoreSite Realty Corporation (NYSE:COR) (the “Company” or “CoreSite”), a premier provider of secure, reliable, high-performance data center, cloud and interconnection solutions in major U.S. metropolitan areas, today announced Patricia Higgins, retired President and Chief Executive Officer and a director of Switch and Data Facilities, Inc., has joined CoreSite’s board of directors as an independent director effective August 26, 2020. In adding Ms. Higgins to the board, CoreSite increased the size of its board to nine members.

“We are delighted to have Patricia join CoreSite’s board,” said Robert Stuckey, Chairman of CoreSite’s board of directors. “Patricia’s strategic and operating leadership in the data center industry, extensive board experience, financial and risk management expertise, and depth of understanding of the operation and management of public companies will be a tremendous asset to CoreSite.”

Ms. Higgins is a current board member and member of the Risk Committee and Audit Committee for The Travelers Companies, Inc. and a current board member, Audit Committee Chairperson, and member of the Governance/Nominating Committee and Finance Committee of Dycom Industries, Inc.

Prior to her roles with Switch and Data Facilities, Inc., Ms. Higgins served as Executive Vice President of The Gartner Group and Chairman and Chief Executive Officer of The Research Board, a segment of The Gartner Group. Previously, she held executive positions at Alcoa, Inc., Unisys Corporation, Verizon, and AT&T Corporation/Lucent. She also served on the boards of Barnes & Noble, Inc., Internap Network Services Corporation, Visteon Corporation, Delta Airlines, Inc., and SpectraSite Communications, Inc.

“I am looking forward to the opportunity to work with my fellow CoreSite board members and management team to guide the continued growth and value creation of CoreSite,” Ms. Higgins said.

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center, cloud and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 1,350 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 450+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Contact

Kate Ruppe

Investor Relations

303-222-7369
InvestorRelations@CoreSite.com

© 2020, CoreSite, L.L.C. All Rights Reserved

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Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the Company’s data centers in certain markets and any adverse developments in local economic conditions or the level of supply of or demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition, including indirect competition from cloud service providers; failure to obtain necessary outside financing; the ability to service existing debt; the failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; the effects on our business operations, demand for our services and general economic conditions resulting from the spread of the Novel Coronavirus (“COVID-19”) in our markets, as well as orders, directives and legislative action by local, state and federal governments in response to such spread of COVID-19; and other factors affecting the real estate industry generally. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in its most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

© 2020, CoreSite, L.L.C. All Rights Reserved

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